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                                INDEX TO EXHIBITS


(2.1) Asset Purchase Agreement dated as of January 4, 1997 between Raytheon Company and Texas Instruments Incorporated, heretofore filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 1997, is hereby incorporated by reference.

(2.2) Agreement and Plan of Merger dated as of January 16, 1997 by and between Raytheon Company and HE Holdings, Inc., heretofore filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 1997, is hereby incorporated by reference.

(2.3) Implementation Agreement dated as of January 16, 1997 by and between Raytheon Company and General Motors Corporation, heretofore filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 1997, is hereby incorporated by reference.

(3.1) Raytheon Company Restated Certificate of Incorporation, as amended through September 27, 1995, heretofore filed as an exhibit to Raytheon's Form 10-Q for the quarter ended October 1, 1995, is hereby incorporated by reference.

(3.2) Raytheon Company By-Laws, as amended and restated through October 25, 1995, heretofore filed as an exhibit to Raytheon's Form 10-Q for the quarter ended October 1, 1995, are hereby incorporated by reference.

(4) Indenture dated as of July 3, 1995 between Raytheon Company and The Bank of New York, Trustee, relating to the Company's 6 1/2% Notes due July 15, 2005 and the Company's 7 3/8% Debentures due 2025, filed as an exhibit to Raytheon's Registration Statement on Form S-3, File No. 33-59241, is hereby incorporated by reference.

(10.1) Raytheon Company 1976 Stock Option Plan, as amended, filed as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 1996, is hereby incorporated by reference.

(10.2) Raytheon Company 1991 Stock Plan, as amended, filed as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 1996, is hereby incorporated by reference.

(10.3) Raytheon Company 1995 Stock Option Plan, filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 33-60635, is hereby incorporated by reference.

(10.4) Raytheon Company Deferral Plan for Directors, filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 333-22969, is hereby incorporated by reference.

(10.5) Form of Raytheon Company Change in Control Severance Agreement, filed as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 1996, is hereby incorporated by reference.**

(13) Raytheon Company 1996 Annual Report to Stockholders (furnished for the information of the Commission and not to be deemed "filed" as part of this Report except to the extent that portions thereof are expressly incorporated by reference).
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(21)     Subsidiaries of Raytheon Company*

(23.1)   Consent of Independent Accountants*

(23.2)   Report of Independent Accountants*

(27)     Financial Data Schedule*

* Filed electronically herewith.

** The Company has entered into Change in Control Severance Agreements in the form of Agreement filed as Exhibit 10.5 with each of the following executives: Peter R. D'Angelo, Christoph L. Hoffmann, A. Lowell Lawson, Charles Q. Miller, Dennis J. Picard, Robert L. Swam, William H. Swanson and Arthur E.Wegner. The agreements are designed to provide the executive with certain severance benefits following a termination, including, without limitation, payment of an amount equal to three times the executive's salary and targeted bonus and the continuation of certain employee benefits for up to three years, all as more fully described in the form of Agreement.